                                OPTION AGREEMENT

   OPTION AGREEMENT (this "Option Agreement"), made as of May   , 1994, by and
among AMERICAN EXPRESS COMPANY ("AXP"), AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC. ("TRS"), AMERICAN EXPRESS BANK LTD. ("AEB"; AXP, TRS and AEB each individually, an "AXP Co-tenant", and collectively, the "AXP Co-tenants"), and LEHMAN BROTHERS INC. ("LB"), LEHMAN GOVERNMENT SECURITIES INC. ("LGS"), LEHMAN BROTHERS COMMERCIAL PAPER INC. ("LCP"; LB, LGS AND LCP each individually a "LB Co-tenant", and collectively, the "LB Co-tenants"; each of the AXP Co-tenants and the LB Co-tenants individually, a "Co-tenant", and all collectively, the "Co-tenants").
                              W I T N E S S E T H
   WHEREAS, the Co-tenants, as tenants-in-common under the TIC Agreement (as hereinafter defined), are owners of the leasehold interest in the land and building (the "Premises") known as Three World Financial Center, New York, New York, as more particularly described in Exhibit A attached hereto and made a part hereof, pursuant to the Agreement of Severance Lease, dated as of June 15, 1983, by and between Battery Park City Authority, as landlord ("Landlord") and Olympia & York Battery Park Company ("Assignor"), as tenant, as assigned (as so assigned, the "Lease") by an Assignment of Severance Lease with Assumption, dated as of June 15, 1983, between Assignor, as assignor, and the Co-tenants, as assignee, for the joint occupancy of the Co-tenants, for an eighty-six (86) year term commencing as of June 15, 1983;

   WHEREAS, as tenants-in-common and pursuant to the Lease, the liability of the Co-tenants is joint and several;
   WHEREAS, the Co-tenants share certain common areas and shared facilities, and otherwise each occupy discrete premises within the Premises (as to each (inclusive of its allocable share of such common areas and shared facilities), its "Individual Premises"), all as further described in the Restated and Amended Agreement of Tenants-in-Common (as amended from time to time, the "TIC Agreement") among the Co-tenants, dated as of the date hereof, which TIC Agreement sets forth the Co-tenants' agreements with respect to the occupancy and operation of the Premises;
   WHEREAS, the Co-tenants are also co-obligors under certain debt incurred by them in connection with the construction and furnishing of the Premises, consisting of (i) debt issued by the Co-tenants in the original principal amount of approximately Six Hundred Forty-Nine Million Dollars ($649,000,000), guaranteed by American Express, and (ii) debt issued by American Express in the original principal amount of One Hundred Seventy-Five Million Dollars ($175,000,000) and reloaned to the Co-tenants, each maturing at various dates through and including the year 2000, all as identified and described more specifically in Appendix 1 hereto (collectively, and specifically including the indentures, mortgages, notes, loan agreements and other documents evidencing and securing the same in effect as of the date hereof, the "WFC Debt"; and the holders, lenders, and mortgagees thereof, collectively, the "Lenders");

   WHEREAS, although the obligations of the Co-tenants as issuers with respect to the WFC Debt are several as specified therein, the occurrence of certain events (the "Causative Events") with respect to any of the Co-tenants may constitute an event of default under the WFC Debt, and may result in the acceleration thereof with respect to all the Co-tenants;
   WHEREAS, certain of the Co-tenants are obligated under other indebtedness or agreements pursuant to which acceleration of the WFC Debt may constitute an event of default (collectively, the "Cross-Defaults");
   WHEREAS, it is the goal of the Co-tenants by this Agreement to segregate their status with respect to the WFC Debt, such that a Causative Event as to any of them shall not cause Cross-Defaults for any others of them, or at a minimum, such that a Causative Event as to an AXP Co-tenant shall not cause Cross-Defaults for any LB Co-tenant, and a Causative Event as to an LB Co-tenant shall not cause Cross-Defaults for any AXP Co-tenant;
   WHEREAS, the Co-tenants desire to grant to one another the reciprocal Option (as hereinafter defined) for the consideration and upon the terms, covenants and conditions herein contained.
   NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Co-tenants hereby agree as follows:

I. Grant of Option.

   Each Co-tenant hereby grants to each other Co-tenant and its successors and assigns but only if such successor or assignee is a fifty percent (50%) or more owned subsidiary of AXP or Holdings, as the case may be, the Option set forth in this Section I pursuant to the terms hereof.
   A. If, prior to the earlier of (i) the payment on maturity or earlier satisfaction in full of the WFC Debt, and (ii) the date upon which the Co-tenant with respect to which the Trigger Event (as hereinafter defined) occurs is no longer an obligor pursuant to any of the WFC Debt:
     1. an LB Trigger Event (as hereinafter defined) occurs, then AXP or its designee guaranteed by AXP) shall be entitled to exercise the Option described in paragraph C below, as the "Buyer", and LB, LGS and LCP (but in the case of LB Trigger Events other than that set forth in Clause 5 thereof, only to the extent the LB, LGS or LCP is a subsidiary of Holdings) collectively shall be the "Seller" and each action to be taken by the Seller shall be taken by LB, LGS and LCP; and
     2. an AXP Trigger Event (as hereinafter defined) occurs as to AXP, a TRS Trigger Event (as hereinafter defined) occurs as to TRS, or an AEB Trigger Event (as hereinafter defined) occurs as to AEB, then LB or, at its option, Lehman Brothers Holdings Inc. ("Holdings") or their designee, guaranteed by Holdings, shall be entitled to exercise the Option described in paragraph C below, as the "Buyer", and the entity of AXP, TRS and AEB to which its Trigger Event has occurred shall be the "Seller".
   B. "LB Trigger Event": shall mean the occurrence of any one of the following four events:
     1. the average maturity for all commercial paper issued by Holdings and all of its subsidiaries other than LB shall be less than fifteen (15) days and Holdings shall fail, within three (3) business days after such occurrence, to cause the average maturity of all such commercial paper to be equal to or greater than fifteen (15) days, provided, however, that if such average maturity for all such commercial paper shall again fall below fifteen (15) days on or before the third (3rd) month anniversary of the expiration of such three (3) business day period with respect to the first such occurrence, then Holdings shall not be entitled to such three (3) business day cure period as to such second occurrence within such three-month period;
     2. the aggregate of all uncommitted lines of credit (the "Uncommitted Lines") to Holdings and all of its subsidiaries, on a consolidated basis, is less than $6 billion;

     3. the aggregate of all committed lines of credit (the "Committed Lines") available to Holdings and all of its subsidiaries, on a consolidated basis, is less than $1.35 billion;
     4. the total consolidated stockholders equity ("Net Worth") of Holdings is less than $2.4 billion;
     5. transfer of more than fifty percent (50%) of the voting stock in any LB Co-tenant (other than Holdings) to any party other than another directly or indirectly wholly-owned subsidiary of Holdings. In the case of this trigger event, the Option shall only apply to the LB Co-tenant so affected; or
     6. if Holdings fails to deliver a notice required pursuant to clause a) of Section I.I., within five business days, and AXP notifies Holdings (by two copies, each set receipted by hand delivery, addressed respectively to the attention of the Chief Financial Officer of Holdings, together with same-day telecopy to the attention of each of such persons, in both cases to the addresses and telecopy numbers set forth in Section VII.A. hereof) of such failure, and Holdings fails to deliver to AXP such required notice within three (3) business days of receipt of such notice from AXP.
Upon the occurrence of one of the LB Trigger Events, AXP shall have the right to exercise the Option for a period equal to such time as the applicable Trigger Event shall remain outstanding, plus three (3) months, except in the case of a LB Trigger Event set forth in (x) clause 5 above, in which case AXP shall have the right to exercise the Option at any time, and (y) clause 6 above, in which case AXP shall have the right to exercise the Option at any time prior to the delivery by Holdings of a notice relating to a subsequent month pursuant to clause a) of
Section I.I. within the required time periods set forth therein.
     "AXP Trigger Event": shall mean (x) the reduction of the long-term debt rating of AXP to less than "BBB-" by Standard and Poor's Ratings Group ("S&P"), or to less than "Baa3" by Moody's Investors Service ("Moody's"), or (y) transfer of more than fifty percent (50%) of the voting stock in any AXP Co-tenant (other than AXP) to any party other than another directly or indirectly, wholly-owned subsidiary of AXP. Upon the occurrence of an AXP Trigger Event, Holdings shall have the right to exercise the Option for a period equal to such time as the AXP Trigger Event shall remain outstanding, plus three (3) months, in the case of the event set forth in clause (x), or at any time, in the case of the event set forth in clause (y). In the case of a transfer of control, the Option shall only apply to the AXP Co-tenant so affected.
     "TRS Trigger Event": shall mean the reduction of the long-term debt rating of TRS to less than "BBB-" by S&P, or to less than "Baa3" by Moody's. Upon the occurrence of a TRS Trigger Event, Holdings shall have the right to exercise the Option for a period equal to such time as the TRS Trigger Event shall remain outstanding, plus three (3) months.
     "AEB Trigger Event": shall mean the reduction of the long-term debt rating of AEB to less than "BBB-" by S&P, or to less than "Baa3" by Moody's. Upon the occurrence of an AEB Trigger Event, Holdings shall have the right to exercise the

Option for a period equal to such time as the AEB Trigger Event remains outstanding, plus three (3) months.
     "Trigger Event" shall be any of a LB Trigger Event, an AXP Trigger Event, a TRS Trigger Event or an AEB Trigger Event.
   C. The Buyer shall have the option (the "Option"), exercisable upon written notice (the "Exercise Notice") to the Seller during the periods specified in Section I.B. hereof, to take all (but not some) of the following steps, as an entirety, whereupon the Seller shall accept, cooperate and take all such actions necessary to facilitate the Buyer's exercise of the Option.
In furtherance thereof, upon the exercise of the Option (the "Option Exercise") by the Buyer, such Buyer and the Seller shall take all actions necessary in order for the transactions set forth in items (1) through (5) below to occur. The transactions described in items (1) through (4) shall occur simultaneously with the Option Exercise; and the transactions described in item (5) shall occur thereafter in accordance with the provisions thereof, but shall nonetheless constitute a required component of the Option.
     1. The Buyer shall acquire for Fair Value (as hereinafter defined) by an assignment (the "Tenancy Assignment") in substantially the form of Exhibit B attached hereto and made a part hereof the Seller's entire interest (the "Interest") as a tenant-in-common with respect to the Property (as such term is defined in the WFC Debt) pursuant to the TIC Agreement. The Fair Value consideration for such assignment may be paid, at the

Buyer's election, in immediately available funds or by delivery of a promissory note by the Buyer for the benefit of the Seller in substantially the form of Exhibit C attached hereto and made a part hereof (the "Buyer Note"). The Buyer shall purchase the Interest "AS IS," based upon the status of the Interest and the applicable Individual Premises as of the date of the Tenancy Assignment. The Buyer acknowledges that the Seller makes no representations or warranties, whether expressed or implied, by operation of law or otherwise, with respect to the Interest or the applicable Individual Premises, including without limitation representations or warranties respecting the existence of any liens or encumbrances affecting the foregoing or the state of title thereof;
        2. The Buyer shall be substituted for the Seller as (i) obligor (and, if the Seller is AXP, as guarantor if necessary) on the WFC Debt which contains Cross-Defaults, and (ii) tenant under the Lease, pursuant to, respectively, (a) an express assumption (the "Buyer Assumption") of all the obligations of the Seller under the WFC Debt in substantially the form of Exhibit D attached hereto and made a part hereof and (b) an assignment and assumption of the Lease in recordable form (the "Lease Assignment") in substantially the form of Exhibit E attached hereto and made a part hereof. Following the Buyer Assumption, the Buyer shall be obligated to make all payments due from the Seller under the WFC Debt and the Lease as and when due to the appropriate parties;

     3. The Buyer shall lend to the Seller (the "Buyer Loan") as evidenced by a note in substantially the form of Exhibit F attached hereto and made a part hereof (the "Seller Note"), funds necessary to pay as and when due the Seller's assigned share of the portion of the WFC Debt which include Cross-Defaults as reflected in the TIC Agreement. In the event that any of the LB Co-tenants is the Seller, then the performance and payment of the Seller Note shall be fully guaranteed by Holdings. In the event that any of the AXP Co-tenants is the Seller, then the performance and payment of the Seller Note shall be fully guaranteed by AXP. Proceeds of the Buyer Loan shall be retained by the Buyer and shall be earmarked and applied solely to payments by the Buyer in satisfaction of the Seller's assigned share of the WFC Debt;
     4. The Buyer shall sublease to the Seller the Individual Premises attributable to the Seller, on the terms and conditions described in Section G below, for a term to expire upon the earlier of the reconveyance of the Individual Premises to the Seller, and two weeks after the maturity of the WFC Debt (the "Sublease"); and
     5. Upon the maturity and payment or earlier satisfaction of all the WFC Debt, the Buyer shall reconvey to the Seller, who shall be obligated to accept the same, the tenancy-in-common Interest previously acquired by the Buyer upon exercise of the Option pursuant to documentation reasonably mutually acceptable to the Buyer and the Seller. Upon such reconveyance,

(i) the Buyer Note shall be cancelled, and (ii) the Buyer Assumption, the Lease Assignment and the Sublease shall each be terminated and be of no further force and effect and the TIC Agreement shall be reinstated and in full force and effect with respect to the Seller. Upon such reconveyance, the condition of title of the Interest and the applicable Individual Premises shall be the same or better as conveyed to the Buyer. In the event of a casualty loss or condemnation affecting the applicable Individual Premises following the transfer of the Interest to the Buyer and prior to the reconveyance thereof, any insurance and/or condemnation proceeds related thereto which have not been applied to the restoration of the Individual Premises shall be reassigned to the Seller or paid by the Buyer to the Seller, as applicable, simultaneously with a reconveyance.
        D. The determination by the Buyer whether to exercise the Option shall be made acting in good faith.
        E. Any out-of-pocket expenses incurred and owing to third parties, including without limitation any Taxes due, in connection with the exercise of the Option shall be borne equally by the Buyer and Seller. However, the Buyer shall thereafter reimburse the Seller for the half of such expenses borne by the Seller if: (1) prior to the maturity or earlier satisfaction of the WFC Debt, a Causative Event has not occurred with respect to the Seller, or (2) within 12 months after the Option Exercise, the Seller's Trigger Event is no longer in effect and a Causative Event has not occurred.

   F. Appendix 2 hereof contains (i) a list of acceptable appraisers, (ii) the terms pursuant to which such appraisers shall be retained from time to time, and (iii) instructions to be provided to such appraisers in connection with any appraisal of the Property. Pursuant to the foregoing parameters, an appraiser will be retained by the Co-tenants to deliver updated reports on the Fair Value (as hereinafter defined) of each Individual Premises as follows: (i) an initial appraisal update or report, as appropriate, shall be completed within thirty (30) days of the date hereof, and (ii) further appraisal updates shall be performed annually thereafter, at the Co-tenants' shared cost. Appraisal updates may also be obtained upon request of the Buyer or Seller at the time of the Option Exercise. In the event of an Option Exercise, the "Fair Value" shall be determined in accordance with the most recent appraisal with respect to the applicable Individual Premises. In the event that the Buyer or the Seller requests an additional appraisal update in connection with the Option Exercise, the Buyer may purchase the Seller's tenant-in-common interest with respect to its Individual Premises in accordance with the terms of this Option Agreement prior to receipt of such requested appraisal update, the Fair Value to be determined initially in accordance with the most recent appraisal update received by the Co-tenants. The consideration paid by the Buyer in connection with the Option Exercise (whether paid by delivery of the Buyer Note or payment of immediately available funds) shall be adjusted promptly pursuant to the updated ap-praisal requested in connection with the Option Exercise promptly upon receipt thereof.
   G. 1. Promptly after the date which is thirty (30) days after the date of this Agreement, unless the parties agree otherwise, the parties will commence and diligently proceed to negotiate the form and substance of the Sublease, which shall be consistent in all respects with the obligations of the parties under the TIC Agreement; however, the execution of the Sublease shall not be a prerequisite to the effectiveness of, or affect the validity of, this Option Agreement or the Sublease, which shall take effect immediately and automatically upon the Buyer's purchase of the Seller's interest in the Property at Option Exercise. The financial obligations of the tenant under the Sublease will be at least equal to the financial obligations of the Seller under the TIC Agreement.
     2. The parties intend that the economic, legal and practical effect of the Sublease shall be in all respects equal to that which would pertain if they remained co-owners under the TIC Agreement at such time, so that the Co-tenants each have the same general rights, powers, cost attributions, etc., as the TIC Agreement provides; and the Sublease shall include such provisions, steps and changes in format or procedure as may be necessary to achieve this ultimate result. As an example, if the rent under the Sublease is equal to fair market rent and such rent is greater than the sum of the obligations of the Seller would have paid under the TIC Agreement and an amount equal to the interest payable on the Buyer Note, then the Buyer shall repay such differential to the Seller.
     3. To the extent that additional topics, unexpected at present and not addressed in the TIC Agreement, may have arisen by the time the Sublease is to become effective, the same shall be determined consistently with the approach indicated in the TIC Agreement as much as possible, and where not analogous, consistently with then-prevailing practices among co-owners, but giving effect to the status of the Buyer, the Seller, or both, as Managing Co-tenant, as either Buyer or Seller. If the Co-tenants are unable after good-faith efforts to agree upon the same, the same shall be arbitrated as provided in Section II below.
     4. The parties acknowledge that the WFC Debt contains certain provisions with respect to the terms of any leases. If at the time the Sublease becomes effective either party believes the Sublease requires modification in order to meet the requirements of the WFC Debt, the parties shall work together to implement such modifications as are necessary to achieve the same, with appropriate adjustments elsewhere to ensure the ultimate result described in paragraph 2 of this Section, and if the Co-tenants are unable after good-faith efforts to agree upon the same, the same shall be arbitrated as provided in
Section II below. Alternatively, the parties may agree to seek the Lenders' waiver of the requirement in question.

   H. In the event that a Buyer and Seller each enter into a Buyer Note and a Seller Note, respectively, in connection with the Option Exercise, and either party defaults under its respective note, then, the non-defaulting party shall have the right to offset one against the other to the fullest extent permitted by law.
   I.  Holdings shall:
     a) deliver to AXP within three (3) business days after the end of each calendar month, a written confirmation that no LB Trigger Event has occurred;
     b) deliver to AXP, if Holdings or its ultimate parent, if any, shall be a publicly-traded company, within two (2) business days after the release of its or such parent's quarterly earnings, or, if Holdings or its ultimate parent, if any, shall not be a publicly-traded company, within forty-five (45) days after the end of each calendar quarter, information specifying (x) the Uncommitted Lines, (y) the Committed Lines, and (z) the Net Worth; and
     c) deliver to AXP notice of the occurrence of any LB Trigger Event (but without regard to any cure rights set forth in the LB Trigger Event described in clause (1) thereof) immediately after the occurrence thereof.
     Holdings shall have no reporting obligations to AXP other than as set forth herein.

   J. AXP shall deliver to Holdings notice of the occurrence of any AXP Trigger Event immediately after receiving notice from the applicable rating agency that it is downgrading the relevant debt.
   K. Prior to or on May 31, 1994, Skadden, Arps, Slate, Meagher & Flom ("Skadden") shall advise the Co-tenants as to whether there is a reasonable chance of obtaining all or part of a tax ruling (a "Positive Tax Ruling") from the Internal Revenue Service (the "IRS") providing that upon the Option Exercise (i) no transfer or gains tax shall be due pursuant to the Gains and Transfer Tax Laws, and/or (ii) no occupancy tax shall be due. If Skadden determines that there is a reasonable chance of obtaining such a Positive Tax Ruling, and no Co-tenant believes that there is any disadvantage to it in pursuing such a Positive Tax Ruling, then the Co-tenants will cooperate to apply together for such a Positive Tax Ruling, the costs incurred in connection with such application to be borne equally by the Co-tenants. In the event that within sixty (60) days of the date upon which Skadden issues the aforementioned advice to the Co-tenants either (i) the IRS does not issue a Positive Tax Ruling, or (ii) the Co-tenants do not elect to apply for a Positive Tax Ruling, then the Co-tenants shall assemble the information (the "Information") and back-up necessary for the purpose of calculating (A) any occupancy tax that would be due and (B) any taxes that would be due under the Gains and Transfer Tax Laws (collectively, the "Taxes"), including without limitation information necessary to calculate the original purchase price of Seller's Interest herein and back-up, all in a form appropriate for filing with the appropriate authorities. The Co-tenants shall update the Information on an annual basis.

II.  Expedited Arbitration of Disputes.

   A. In the event of dispute between the Co-tenants hereunder with respect to the matters set forth in Section I.G. hereof, either the sublessor or the sublessee (the "Initiator"), may send notice thereof to the other (the "Recipient"), and such dispute shall be settled and finally determined by arbitration in New York, New York, in accordance with the following provisions.
   B. The Initiator's notice shall state that it wishes such dispute to be arbitrated and shall set forth the names and addresses of up to three arbitrators, any of whom the Initiator would be willing to have decide such dispute and each of whom has agreed to act as provided herein. The Recipient shall give a reply notice to the Initiator within five (5) business days from receipt of the Initiator's notice; the Recipient's reply notice shall either designate one or more of the Initiator's arbitrators as acceptable to the Recipient or state that none of the same is acceptable and designate up to three others who would be acceptable to the Recipients and each of whom has agreed to act as provided herein. Within three (3) business days from receipt of the Recipient's response notice, the Initiator shall designate one of the Recipient's listed arbitrators either to perform the arbitration or to act jointly with one of the Initiator's listed arbitrators to select a third, independent arbitrator, which such two arbitrators shall do within a further three (3) business days. Should the Recipient fail to respond timely to the Initiator's initial notice, then the Initiator may designate any one of the arbitrators on their list to perform the arbitration; should the Initiator fail to respond timely to the Recipient's reply notice, then the Recipient may designate any one of the arbitrators on their list to perform the arbitration. If two arbitrators have been appointed and they are unable in good faith to identify a third arbitrator who is willing to act hereunder, they may apply to the American Arbitration Association or any successor organization thereto for the designation of such an arbitrator.
   C. All arbitrators shall be persons with at least ten (10) years' experience specializing in large-scale, sophisticated commercial real estate transactions (sale, financing, leasing or operation, as appropriate to the matter at issue) in New York, New York, as appraisers, attorneys, asset managers or brokers, as appropriate to the matter at issue in accordance with the terms hereof.
   D. The arbitrator selected shall be required to rule in favor of either the Initiator's position or the Recipient's position on the issue arbitrated, and shall not be permitted to create a different ruling. In making his or her determination, the arbitrator may request such information and conduct such hearings as he/she deems appropriate, making a determination in writing and giving notice to the Co-tenants thereof within seven (7) business days, if at all possible, after designation. The arbitrator shall also determine by whom (and in what proportion) his/her fees and expenses, as well as those of the two other nominating arbitrators if appropriate, shall be borne, consistent with his/her ruling on the issue arbitrated. The determination of the arbitrator shall be binding upon the Co-tenants, and may be entered in any court having jurisdiction.

III.  Documentation.

   The following documents and agreements shall be executed and delivered by the appropriate parties in connection with the Option Exercise:
     A.  Tenancy Assignment in substantially the form of Exhibit B;
     B.  Buyer Note (if applicable) in substantially the form of Exhibit C;
     C.  Buyer Assumption in substantially the form of Exhibit D;
     D.  Lease Assignment in substantially the form of Exhibit E;
     E.  Seller Note in substantially the form of Exhibit F;
     F. Subject to the provisions of Section VII J. hereof, upon receipt of an Exercise Notice, the Seller shall promptly execute, attest and deliver to the Buyer the "transferor" form for the transactions contemplated by this Option Agree-ment (the "Transaction") promulgated by the New York State Commissioner of Taxation and Finance, with respect to the Gains Tax Law (as hereinafter defined). In addition, the Buyer and the Seller agree to diligently comply with the Pre-Transfer Audit Procedure promulgated pursuant to the Gains Tax Law and cooperate with each other in order to satisfy the requirements of such Pre-Transfer Audit Procedure as expeditiously as possible. The Buyer and Seller hereby agree that in a timely manner each will execute, attest and deliver, and Buyer agrees that it will file in a timely manner, all forms, applications, affidavits and other documents (collectively, the "Tax Forms") required in connection with the Transaction pursuant to, (i) Article 31-B of the Tax Law of the State of New York and the regulations applicable thereto (the "Gains Tax Law"), (ii) the Real Property Transfer Tax imposed by Title II of Chapter 46 of the Administrative Code of the City of New York and (iii)
Article 31 of the Tax Law of the State of New York and regulations applicable thereto (the laws and regulations set forth in the above items (i) through (iii) referred to collectively as the "Gains and Transfer Tax Laws");
     G. Form 1099, duly executed by the Seller, to be filed with the Internal Revenue Service pursuant to the reporting requirement of the Internal Revenue Code of 1986, as amended;
     H. A certification by the Seller stating that the Seller is not a foreign person, in a form then required by Sections 897 and 1445 of the Internal Revenue Code of 1954, as the same may be amended, and any rules, regulations and orders which may be promulgated thereunder;
     I.  Sublease Agreement;
     J. Officer's certificate for the Seller to deliver under Section 19.2 of the Superior Mortgage in substantially the form of Exhibit G; and
     K. If required, opinion of tax counsel, or agreement or guarantee of an appropriate entity related to the Buyer, for the Seller to deliver under
Section 19.2 of the Superior Mortgage (all capitalized terms in this Section K and Section L below which are not otherwise defined in this Option Agreement shall have the respective meanings assigned thereto in the TIC Agreement); and
     L. If Seller is AXP, TRS or AEB, a form of supplemental indenture, officer's certificate, and opinion of counsel to deliver under Section 10.01 of both the ABC Indenture and the D Indenture and under Section 16.01 of both the July Yen Loan Agreement and the August Yen Loan Agreement.


IV.  Attorney-in-Fact.

   Each Co-tenant, in the event it is deemed the Seller pursuant to this Option Agreement, and solely in its capacity as, the Seller, appoints the Co-tenant who would then be deemed the Buyer in connection therewith its attorney-in-fact for the purpose of effectuating any exercise of the Option in accordance with this Option Agreement and the execution and filing of any Tax Forms.

V. Consent of Lenders.

   The parties hereto acknowledge their collective opinion (but not by way of representation to one another) that in the event a wholly-owned subsidiary of AXP exercises the Option upon the terms contemplated herein, the consent of the Lenders should not be required.


VI.  Alternatives to the Option.

   A. The Co-tenants desire to alleviate the risk that a Causative Event with respect to one Co-tenant would cause a Cross-Default of other indebtedness and agreements of the other Co-tenants. The Co-tenants have agreed to adopt the Option described herein to achieve that goal. The Co-tenants will cooperate with each other to discuss and consider implementing alternative proposals that a Co-tenant may suggest in substitution of the Option, including proposals which may be beneficial to one Co-tenant in a material respect while being, on balance, neither beneficial nor detrimental to another in any material way. No Co-Tenant shall be obligated to agree to any alternative proposal.
   B. If the Co-tenants agree to pursue a particular course of action, the same may be conditional upon the obtaining of any consents or modifications required of the Lenders or their trustees, the Landlord, or any other third party. The Co-tenants will agree, as part of the decision-making process, upon the strategy and presentation to be adopted, and the parties who will be designated, to solicit such consents or modifications. Any documentation implementing an agreed upon course of action will require the approval of all the Co-tenants, acting reasonably.
   After execution of this Option Agreement with respect to the Option, the Co-tenants together may seek to amend Section 10.03 and any other operative sections of the WFC Debt to provide that a Co-tenant may at any time assign all or any part of its interest in the Property and/or the WFC Debt to the other Co-tenants as contemplated by, and in order to effectuate the intent of, the Option.
   C. Any out-of-pocket expenses incurred to third parties (except for any expenses incurred by Seller, if it shall form a new entity, to capitalize the same) in identifying, analyzing, and considering proposals and implementing an agreed upon course of action to achieve the overall goal described in this
Section VI above shall be shared by the AXP Co-tenants and the LB Co-tenants equally.


VII.  Miscellaneous.

   A. Any notice or other communication required or permitted to be given hereunder and any approval by any party shall be in writing and shall be personally delivered or delivered by overnight courier, in each case with receipt acknowledged, or deposited in an official depository of the United States Post Office, postage prepaid, by registered or certified mail, return receipt requested, to the other party or parties at the addresses listed below. All notices and other communications shall be deemed to have been duly given on (a) the date of receipt thereof (including all required copies thereof as set forth below) if delivered personally, by overnight courier or by telex or telecopy or (b) three (3) business days after the date of mailing thereof (including all required copies thereof as set forth below) if transmitted by mail. Each party may change its address for receipt of notices by a notice given to the other parties in accordance with this Paragraph. Notices shall be addressed as follows:
                                 [         ]
   B. If a Co-tenant exercises the Option in accordance with, and shall perform all of its obligations under, this Option Agreement and if any other party hereto shall fail or refuse to proceed to closing under such Option as required by the terms hereof, or if any party otherwise shall be in default in the performance of its obligations hereunder, then the Co-tenant exercising such Option, in addition to any other rights or remedies it may have hereunder or at law or in equity, shall be entitled to specific performance of such party's obligations hereunder, it being acknowledged and agreed that the subject matter of this transaction is unique.
   C. The Option shall be a covenant running with the land, and the obligations of the "Seller" hereunder (but not the rights of the "Buyer" (except as specifically set forth in Section I hereof)) shall be binding on the owners of the Premises regardless of any transfer by any of the parties hereto. This

Option Agreement shall be binding upon the Co-tenants and their respective successors and assigns without the execution of any additional documentation; provided, however, that any such successor or assign shall execute an acknowledgement and ratification hereof at the request of any Co-tenant.
   D. This Option Agreement shall be construed and governed by the laws of the State of New York.
   E. Whenever the singular or the masculine gender is used in this Option Agreement, it shall be construed as if the plural, or the feminine or neuter gender, respectively, had been used where the context so requires, and vice versa, and the rest of the sentence shall be construed as if the grammatical and terminological changes thereby rendered necessary had been made.
   F. This Option Agreement contains the entire understanding of the parties with respect to the subject matter hereof and may not be changed or modified orally.
   G. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
   H. In addition, each Co-tenant hereby agrees to execute and deliver such other certificates, agreements and documents and take such other actions as may reasonably be requested by and in cooperation with any other party hereto in order to consummate, implement or effectuate the transactions contemplated herein. In furtherance thereof, upon the Option Exercise, each Co-tenant shall use best efforts to effectuate the

Option Exercise as soon as possible from the Seller to the Buyer pursuant to the terms hereof.
   I. The parties agree to record a memorandum of this Option Agreement within thirty (30) days following the execution hereof, the costs of which recording shall be borne equally between the Co-tenants.
   J. Notwithstanding the provisions of Section III. F. hereof, the Buyer may require that Option Exercise be completed prior to receipt of a tentative assessment in connection with the Gains Tax Law, provided that the Buyer shall deliver to the Seller, in form and substance reasonably acceptable to the Seller, an indemnity, indemnifying the Seller, its affiliates and their respective officers and directors, employees, agents and shareholders, from any and all liabilities (including, without limitation, interest and penalties) that may be incurred solely as a result of such early completion.

   IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement on the date and year first above written.


                                                  AMERICAN EXPRESS COMPANY


                                                  By:
                                                         Name:
                                                         Title:


                                                  AMERICAN EXPRESS TRAVEL
                                                  RELATED SERVICES COMPANY, INC.


                                                  By:
                                                         Name:
                                                         Title:


                                                  AMERICAN EXPRESS BANK LTD.


                                                  By:
                                                         Name:
                                                         Title:


                                                  LEHMAN BROTHERS INC.


                                                  By:
                                                         Name:
                                                         Title:


                                                  LEHMAN GOVERNMENT
                                                  SECURITIES, INC.


                                                  By:
                                                         Name:
                                                         Title:


                                                  LEHMAN BROTHERS COMMERCIAL
                                                         PAPER INC.


                                                  By:
                                                         Name:
                                                         Title:

                       [Acknowledgements to be attached]

                                   Appendix 2


1. List of appraisers
   [To Follow]

2. Terms of employment
   [To Follow]

3. Instructions:

  The appraiser will be instructed to take into consideration the following factors in determining the Fair Value for the Seller's Individual Premises:

  1) the then-existing occupancy and buildout;

  2) the fact that 3 World Financial Center is a corporate headquarters;

  3) the amenity package available to tenants of the World Financial Center (such as the Winter Garden, the retail operations, etc.);

  4) the then special conditions related to the existing work environment, including, without limitation, the cafeteria, the health and fitness center, the medical center, the conference center, and the above-standard improvements to the space and above-standard infrastructure of the building;

  5) all improvements to the Seller's Individual Premises;

  6) the condition of the Seller's Individual Premises;

  7) the location of the building and the proximity to the financial markets;

  8) to the extent relevant in the determination of the Fair Value, the economic factors inherent in a relocation, costs of disruption of business and impairment of productivity associated with such relocation; and

  9) the nature of the Seller's ownership interest as a tenant-in-common of the Lease.

  10) Operating Costs of 3 World Financial Center and its share of the Winter Garden, Central Plant, Arts and Events and other Shared Expense areas.

                                                                       Exhibit A
                                                             [Legal Description]



                                                                [ To Follow ]

                                                                       Exhibit B
                                                            [Co-tenant Interest]



                      ASSIGNMENT AND ASSUMPTION AGREEMENT

        THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Assignment"), dated as
of              , 199 , made by [APPLICABLE AXP OR LB ENTITY] ("Assignor"), in
  ----------  --     -
favor of [APPLICABLE AXP OR LB ENTITY] ("Assignee").

        KNOW, THAT Assignor, in consideration of TEN DOLLARS ($10) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby assigns without recourse, representation or warranty (except as otherwise specifically set forth herein) unto Assignee all of Assignor's right, title and interest (the "Interest") as a tenant-in-common with respect to the property known as Three World Financial Center, New York, New York, pursuant to the Restated and Amended Agreement of Tenants-In-Common
(the "TIC Agreement"), dated as of             , 1994 by and among American
                                   ------------
Express Company, American Express Bank Ltd., American Express Travel Related Services Company, Inc., Lehman Brothers Inc., Lehman Government Securities, Inc., and Lehman Commercial Paper Inc. (collectively, the "Co-tenants").

        TO HAVE AND TO HOLD the same unto the Assignee and to the successors, legal representatives and assigns of Assignee forever.

        ASSIGNEE hereby accepts the foregoing assignment of Interest, subject to Assignee's obligation to reconvey its Interest pursuant to Section I(C)(5)
of the Option Agreement, dated as of       , 1994 by and among the Co-tenants,
                                     ------
and agrees to assume, and be bound by, all of the terms, covenants and provisions of the TIC Agreement.

        ASSIGNOR is hereby released, from and after the date hereof, from all claims, demands, actions, obligations and liabilities of every kind and nature whatsoever arising out of the TIC Agreement.

         ASSIGNOR hereby represents and warrants to Assignee, as of the date hereof, that Assignor is duly authorized to execute and deliver this Assignment and has the power and authority to perform its obligations hereunder.

         ASSIGNEE hereby represents and warrants to Assignor (i) as of the date hereof, that Assignee is duly authorized to execute and deliver this Assignment and has the power and authority to perform its obligations hereunder and (ii) Assignee shall not sell, assign, transfer, pledge, hypothecate or convey the Interest assigned herein to any other party.

         ASSIGNEE hereby indemnifies and holds Assignor free and harmless from and against any and all costs, expenses, damages, claims, and liabilities, including reasonable attorneys' fees and disbursements, which may be incurred by, or asserted against, Assignor on account of Assignee's failure to pay, perform or observe any of the terms, covenants, obligations and restrictions of the TIC Agreement assumed by it hereunder from and after the date hereof. Assignor hereby indemnifies and holds Assignee free and harmless from and against any and all costs, expenses, damages, claims, and liabilities, including reasonable attorneys' fees and disbursements, which may be incurred by, or asserted against, Assignee on account of Assignor's failure to pay, perform or observe any of the terms, covenants, obligations and restrictions of the TIC Agreement accruing prior to the date hereof.

        IN WITNESS WHEREOF, this Assignment has been executed by Assignor and Assignee as of the date first above written.



Witnessed;
signed and acknowledged
in the presence of;
attested to by:



                                  ASSIGNOR:
                                  [APPLICABLE AXP OR LB ENTITY]
- ----------------------------
Name:



                                  By:
- ----------------------------          ----------------------------
Name:                                 Name:
                                      Its:


                                  ASSIGNEE:
- ----------------------------      [APPLICABLE AXP OR LB ENTITY]
Name:


                                  By:
- ----------------------------          ----------------------------
Name:                                 Name:
                                      Its:

                                                                       Exhibit C
                                                               [Buyer to Seller]


                                PROMISSORY NOTE

$
 -----------
New York, New York
            , 199-
- --------- --

                 FOR VALUE RECEIVED, the undersigned, [Buyer] ("Maker")
promises to pay on      to the order of [Seller] ("Holder") at the
                   -----
following address       , or such other place as the Holder hereof may from
                  ------
time to time designate in writing, the sum of            Dollars ($         ),
                                              ----------           ---------
in lawful money of the United States together with interest in the amounts and on the due dates as provided herein.
                 AND IT IS EXPRESSLY AGREED AS FOLLOWS:
                 1. The whole of the principal sum outstanding shall forthwith become due and payable at the option of Holder on the date of reconveyance of
the tenancy-in-common interest of Holder to Maker,      , 2000.
                                                   -----

                 2. Such amount of the principal sum as shall remain outstanding from time to time shall bear interest at a rate equal to the thirty
(30) day LIBOR Rate. Interest shall be payable monthly by Maker to Holder, the first day of each calendar month, for so long as the principal sum shall remain outstanding. For purposes hereof, "LIBOR Rate" shall mean the per annum rate of interest (rounded upward, if necessary, to the nearest 1/100th of one percent) at which dollar deposits in an amount comparable to the principal amount are, or would be, offered for a period of thirty (30) days in the London interbank market at 11:00 a.m. (London time) two business days prior to the commencement of such interest period, by the reference bank to prime banks.
                 3. Presentment for payment, notice of dishonor, protest and notice of protest are hereby waived.
                 4. This Note may not be changed or terminated orally, but only by an instrument in writing signed by the party against whom such change or termination is sought to be enforced.
                 5. This Note is and shall be deemed to have been made and delivered in the State of New York and in all respects shall be governed and construed in accordance with the laws of the State of New York.
                 6. This Note may be prepaid, in whole or in part, at any time, without premium or penalty.
                 7. The word "Maker" shall include Maker's legal representatives, successors, and assigns, and the word "Holder" shall include the Holder's legal representatives, successors and assigns.

                                     By:  [APPLICABLE AXP OR LB ENTITY]


                                           By:
                                               ----------------------
                                                 President

                                                                     Exhibit D
                                                            [Debt Obligations]



                      ASSIGNMENT AND ASSUMPTION AGREEMENT

                 THIS ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of --------
- --, 199-, made by [applicable AXP or LB entity] ("Assignor"), in favor of [applicable AXP or LB entity] ("Assignee").

                 KNOW, THAT Assignor hereby assigns and Assignee, in consideration of TEN DOLLARS ($10) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby assumes from Assignor all of Assignor's obligations and liabilities, including obligations of performance and payment, arising under and pursuant to those indentures, mortgages and other documents executed in connection with that certain debt issued by the parties ("Co-tenants") to the Restated and Amended Agreement of Tenants-In-Common ("TIC Agreement"), dated as of ------, 1994, by and among American Express Company, American Express Bank Ltd., American Express Travel Related Services Company, Inc., Lehman Brothers Inc., Lehman Government Securities Inc., and Lehman Brothers Commercial Paper Inc. in the original principal amount of approximately Six Hundred Forty-Nine Million Dollars ($649,000,000), guaranteed by American Express Company, and that certain debt issued by American Express Company in the original principal amount of One Hundred Seventy-Five Million Dollars ($175,000,000) and reloaned to the Co-tenants, each maturing at various dates through and including the year 2000, all as identified and described more specifically on Appendix 1 attached hereto and made a part hereof (collectively, and specifically including the indentures, mortgages and other documents evidencing, securing and otherwise executed in connection with the same, the "WFC Debt Documents").

                 TO HAVE AND TO HOLD the same unto the Assignee and to the successors, legal representatives and assigns of Assignee forever.

                 ASSIGNEE in making the aforementioned assumption, agrees to be bound by, all of the terms, covenants and provisions of the WFC Debt Documents.

                 ASSIGNOR is hereby released, from and after the date hereof, from all claims, demands, actions, obligations and liabilities of every kind and nature whatsoever arising out of the WFC Debt Documents.

                 ASSIGNEE hereby represents and warrants to Assignor (i) as of the date hereof, that Assignee is duly authorized to execute and deliver this Assignment and has the power and authority to perform its obligations hereunder and (ii) Assignee shall not sell, assign, transfer, pledge, hypothecate, or convey the interest assigned herein to any party.


                 ASSIGNEE hereby indemnifies and holds Assignor free and harmless from and against any and all costs, expenses, damages, claims, and liabilities, including reasonable attorneys' fees and disbursements, which may be incurred by, or asserted against, Assignor on account of Assignee's failure to pay, perform or observe any of the terms, covenants, obligations and restrictions of the WFC Debt Documents assumed by it hereunder from and after the date hereof. Assignor hereby indemnifies and holds Assignee free and harmless from and against any and all costs, expenses, damages, claims, and liabilities, including reasonable attorneys' fees and disbursements, which may be incurred by, or asserted against, Assignee on account of Assignor's failure to pay, perform or observe any of the terms, covenants, obligations and restrictions of the WFC Debt Documents accruing prior to the date hereof.

                 IN WITNESS WHEREOF, this Agreement has been executed by Assignor and Assignee as of the date first above written.



Witnessed;
signed and acknowledged
in the presence of;
attested to by:



                                  ASSIGNOR:
- -------------------------         [applicable AXP or LB entity]
Name:



                                  By:
- -------------------------            -------------------------
Name:                                Name:
                                     Its:


                                  ASSIGNEE:
- -------------------------         [applicable AXP or LB entity]
Name:



                                  By:
- -------------------------            -------------------------
Name:                                Name:
                                     Its:

                                                                       Exhibit E




                  ASSIGNMENT AND ASSUMPTION OF SEVERANCE LEASE
                  (Covering Parcel C of the Battery Park City
                               Commercial Center)

                                    between

                         [applicable AXP or LB entity]

                                      and

                         [applicable AXP or LB entity]

           ---------------------------------------------------------

                          Dated:  As of ----- --, 1994

                                  Section:  1
                                   Block:  16
                                   Lot:  140
                               County:  New York



                             Record and Return to:
                      SKADDEN, ARPS, SLATE, MEAGHER & FLOM
                                919 Third Avenue
                           New York, New York  10022
                        ATTN:  Martha Feltenstein, Esq.

                                                                       Exhibit E




                  ASSIGNMENT AND ASSUMPTION OF SEVERANCE LEASE

                 THIS ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of_________, 199_, made by [applicable AXP or LB entity] ("Assignor"), in favor of [applicable AXP or LB entity] ("Assignee").

                 WHEREAS, Assignor is a co-tenant under that certain Agreement of Severance Lease, dated as of June 15, 1983, by and between Battery Park City Authority, as landlord, and Olympia & York Battery Park Company, as tenant, covering the property (the "Premises") known as Three World Financial Center, New York, New York as more particularly described on Exhibit A attached hereto and made a part hereof, as assigned by that certain Assignment of Severance Lease with Assumption, dated as of June 15, 1983, and as further assigned by that certain Assignment and Assumption of Severance Lease, dated as of May 30, 1985 (collectively, the "Lease"); and

                 WHEREAS, Assignor desires to assign to Assignee all of the right, title and interest of Assignor in, to and under the Lease to Assignee, and Assignee desires to accept such assignment and assume all of the obligations of Assignor under the Lease.

                 NOW, THEREFORE, for TEN DOLLARS ($10) and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                 THAT Assignor does hereby assign, transfer and set over unto Assignee all of the right, title and interest of Assignor in, to and under the Lease.

                 TOGETHER with all of the right, title and interest of Assignor in and to the Premises, the buildings and improvements thereon and therein as of the date hereof, and the easements, franchises, licenses, rights and incorporeal hereditaments appurtenant thereto.

                 TO HAVE AND TO HOLD the same unto Assignee and Assignee's successors and assigns, from the date hereof, for all the rest and remainder of the term of the Lease, subject, however, to the terms, covenants, conditions and provisions contained in the Lease.

                 AND Assignee hereby assumes, covenants and agrees, subject to Assignee's obligation to reconvey its Interest pursuant to Section I(C)(5) of the Option Agreement, dated as of ____________, 1994, by and among American Express Company, American Express Bank Ltd., American Express Travel Related Services Company, Inc., Lehman Brothers Inc., Lehman Government Securities Inc. and Lehman Brothers Commercial Paper Inc. [and Article 43 and Section 42.04 of the Lease,] expressly for the benefit of the landlord under the Lease, and its successors and assigns, to comply with, observe and perform each and every term, covenant, condition and agreement contained in the Lease on the part of tenant thereunder to be performed on and after this date.

                 ASSIGNOR is hereby released, as of the date hereof, from all claims, demands, actions, obligations and liabilities of every kind and nature whatsoever arising out of the Lease.

                 ASSIGNEE hereby represents and warrants to Assignee, as of the date hereof, that Assignee is duly authorized to execute and deliver this Assignment and has the power and authority to perform its obligations hereunder and (ii) Assignee shall not assign, sell, transfer, pledge, hypothecate, or convey the interest assigned herein to any party.

                 ASSIGNOR hereby represents and warrants to Assignee, as of the date hereof, that Assignor is duly authorized to execute and deliver this Assignment and has the power and authority to perform its obligations hereunder.

                 ASSIGNEE hereby indemnifies and holds Assignor free and harmless from and against any and all costs, expenses, damages, claims, and liabilities, including reasonable attorneys' fees and disbursements, which may be incurred by, or asserted against, Assignor on account of Assignee's failure to pay, perform or observe any of the terms, covenants, obligations and restrictions of the Lease assumed by it hereunder from and after the date hereof. Assignor hereby indemnifies and holds Assignee free and harmless from and against any and all costs, expenses, damages, claims, and liabilities, including reasonable attorneys' fees and disbursements, which may be incurred by, or asserted against, Assignee on account of Assignor's failure to pay, perform or observe any of the terms, covenants, obligations and restrictions of the Lease accruing prior to the date hereof.

                 IN WITNESS WHEREOF, this Agreement has been executed by Assignor and Assignee as of the date first above written.



Witnessed;
signed and acknowledged
in the presence of;
attested to by:



                                  ASSIGNOR:
                                  [applicable AXP or LB entity]
- ----------------------------
Name:



                                  By:
- ----------------------------          ----------------------------
Name:                                 Name:
                                      Its:


                                  ASSIGNEE:
- ----------------------------      [applicable AXP or LB entity]
Name:


                                  By:
- ----------------------------          ----------------------------
Name:                                 Name:
                                      Its:

                                                                       Exhibit F
                                                               [Seller to Buyer]


                                PROMISSORY NOTE

$____________________
                                                              New York, New York
                                                              _________ __, 199_


                 FOR VALUE RECEIVED, the undersigned, [seller] ("Maker") promises to pay to the order of [buyer] ("Holder") at the following address ______, or such other place as the Holder hereof may from time to time designate in writing, the sum of ____________________ Dollars ($_________), in lawful money of the United States together with interest in the amounts and on the due dates as stipulated in Schedule A, attached hereto and made a part hereof [I.E., AS DUE AND PAYABLE BY MAKER PRIOR TO ASSIGNMENT OF ITS SHARE OF the WFC Debt].
                 AND IT IS EXPRESSLY AGREED AS FOLLOWS:
                 1. Portions of the principal sum outstanding and any interest earned thereon shall forthwith become due and payable at the option of Holder upon the acceleration of some or all of the [WFC Debt], in an amount equal to the amount so accelerated.
                 2. Any payments not made on the date due will bear interest at a rate equal to the rate announced from time to time by Citibank, N.A. as its "base rate", plus two percent.

                 3. Presentment for payment, notice of dishonor, protest and notice of protest are hereby waived.
                 4. This Note may not be changed or terminated orally, but only by an instrument in writing signed by the party against whom such change or termination is sought to be enforced.
                 5. This Note is and shall be deemed to have been made and delivered in the State of New York and in all respects shall be governed and construed in accordance with the laws of the State of New York.
                 6. This Note may be prepaid, in whole or in part, at any time, without premium or penalty.
                 7. The word "Maker" shall include Maker's legal representatives, successors, and assigns, and the word "Holder" shall include the Holder's legal representatives, successors and assigns.

                                                   By:      [SELLER]


                                                           By:
                                                              ------------------
                                                               President

                                              Exhibit G
                                        [Officer's Certificate]


                                              [To Follow]